REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Directors and
Atlas Pipeline Partners, L.P.

   We have audited the accompanying balance sheets of ETC Oklahoma Pipeline, Ltd. (a Texas limited partnership) as of August 31, 2004 and 2003, and the related statements of income, partners' capital, and cash flows for the year ended August 31, 2004 and the period from the beginning of operations (October 1, 2002) through August 31, 2003. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ETC Oklahoma Pipeline, Ltd. as of August 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended August 31, 2004 and the period from inception (September 24, 2002) through August 31, 2003 in conformity with accounting principles generally accepted in the United States of America.







/s/ Grant Thornton LLP
Cleveland, Ohio
April 25, 2005

                          ETC OKLAHOMA PIPELINE, LTD.
                                 BALANCE SHEETS

                            August 31, 2004 and 2003
                                 (In thousands)


                           ASSETS
                           ------                              2004       2003
                                                              -------   -------

CURRENT ASSETS:
 Cash .....................................................   $    --   $    --
 Receivables--
   Trade...................................................     1,773     1,098
   Related parties.........................................    22,305     7,121
   Exchanges...............................................       213       730
 Materials and supplies ...................................        63        63
 Other current assets .....................................        --        49
                                                              -------   -------
    Total current assets ..................................    24,354     9,061

PROPERTY, PLANT AND EQUIPMENT .............................    47,492    40,305
ACCUMULATED DEPRECIATION ..................................    (3,938)   (1,589)
                                                              -------   -------
PROPERTY, PLANT AND EQUIPMENT, NET ........................    43,554    38,716
                                                              -------   -------
    Total assets ..........................................   $67,908   $47,777
                                                              =======   =======

             LIABILITIES AND PARTNERS' CAPITAL
             ---------------------------------

CURRENT LIABILITIES:
 Payables--
   Trade exchanges.........................................   $19,825   $ 7,694
   Exchanges...............................................       188       576
 Accrued expenses .........................................       577       640
                                                              -------   -------
    Total current liabilities .............................    20,590     8,910

COMMITMENTS AND CONTINGENCIES (See note H)

PARTNERS' CAPITAL
 Limited partner ..........................................    47,271    38,828
 General partner ..........................................        47        39
                                                              -------   -------
    Total partners' capital ...............................    47,318    38,867
                                                              -------   -------
    Total liabilities and partners' capital ...............   $67,908   $47,777
                                                              =======   =======



   The accompanying notes are an integral part of these financial statements.

                          ETC OKLAHOMA PIPELINE, LTD.
                               INCOME STATEMENTS
                                 (In thousands)



                                                                      ELEVEN
                                                 YEAR ENDED        MONTHS ENDED
                                               AUGUST 31, 2004   AUGUST 31, 2003
                                               ---------------   ---------------
OPERATING REVENUES:
 Third party ..............................       $ 11,977           $ 7,607
 Related party ............................        123,320            84,834
                                                  --------           -------
   Total revenues..........................        135,297            92,441

COSTS AND EXPENSES:
 Cost of products sold ....................        119,495            79,055
 Operating ................................          4,726             2,914
 General and administrative ...............          2,664             2,887
 Depreciation and amortization ............          2,249             1,591
                                                  --------           -------
   Total costs and expenses................        129,134            86,447
                                                  --------           -------

NET INCOME ................................       $  6,163           $ 5,994
                                                  ========           =======



   The accompanying notes are an integral part of these financial statements.

                          ETC OKLAHOMA PIPELINE, LTD.
                        STATEMENTS OF PARTNERS' CAPITAL

                            August 31, 2004 and 2003
                                 (In thousands)



                                                                                                  LIMITED      GENERAL      TOTAL
                                                                                                 PARTNER'S    PARTNER'S   PARTNERS'
                                                                                                  CAPITAL      CAPITAL     CAPITAL
                                                                                                 ---------    ---------   ---------
Balance, October 1, 2002.....................................................................     $    --        $--       $    --
 Capital contribution........................................................................      32,840         33        32,873
 Net income..................................................................................       5,988          6         5,994
                                                                                                  -------        ---       -------

Balance, August 31, 2003.....................................................................      38,828         39        38,867
 Capital contribution........................................................................       2,286          2         2,288
 Net income..................................................................................       6,157          6         6,163
                                                                                                  -------        ---       -------

Balance, August 31, 2004.....................................................................     $47,271        $47       $47,318
                                                                                                  =======        ===       =======



   The accompanying notes are an integral part of these financial statements.

                          ETC OKLAHOMA PIPELINE, LTD.
                            STATEMENTS OF CASH FLOWS
                                 (In thousands)



                                                                      ELEVEN
                                                 YEAR ENDED        MONTHS ENDED
                                               AUGUST 31, 2004   AUGUST 31, 2003
                                               ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ...............................        $ 6,163           $  5,994
 Adjustments to reconcile net income to
  net cash provided by
   operating activities--
   Depreciation and amortization...........          2,249              1,591
   Other, net..............................              1                 --
   Changes in operating assets and
  liabilities--
    Receivables ...........................           (157)            (1,829)
    Related party receivables .............         (7,181)           (18,289)
    Other current assets ..................             49                (49)
    Payables ..............................         11,743              8,269
    Accrued expenses ......................            (63)               380
                                                   -------           --------
     Net cash provided by (used in)
  operating activities.....................         12,804             (3,933)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property, plant and
  equipment................................         (4,873)            (7,321)
 Proceeds from sale of assets .............             72                 86
                                                   -------           --------
     Net cash used in investing activities          (4,801)            (7,235)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Working capital from (to) parent .........         (8,003)            11,168
                                                   -------           --------

 Net change in cash .......................             --                 --
 Cash beginning of year ...................             --                 --
                                                   -------           --------
 Cash end of year .........................        $    --           $     --
                                                   =======           ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
 Non-cash asset contribution ..............        $ 2,288           $ 32,873
                                                   =======           ========
 Cash paid for interest ...................        $    --           $     --
                                                   =======           ========
 Cash paid for income taxes ...............        $    --           $     --
                                                   =======           ========



   The accompanying notes are an integral part of these financial statements.

                          ETC OKLAHOMA PIPELINE, LTD.
                         NOTES TO FINANCIAL STATEMENTS

                         As of August 31, 2004 and 2003
                         (Dollar amounts in thousands)

A - ORGANIZATION AND BUSINESS

     ETC Oklahoma Pipeline, Ltd. (Elk City or the Company) is a Texas limited partnership, which began operations in October 2002. LG PL, LLC, a wholly-owned subsidiary of La Grange Acquisition, L.P. (La Grange) owns a 0.1% general partner interest and La Grange Acquisition, L.P. owns a 99.9% limited partner interest. Elk City owns a natural gas gathering pipeline system and gas processing plant in Oklahoma. La Grange acquired the Oklahoma natural gas gathering and gas processing assets of Aquila Gas Pipeline Corporation (Aquila), a subsidiary of Aquila, Inc., in October 2002. These assets are referred to herein as "the Elk City system."

     The Elk City system is a 318-mile gathering system located in western Oklahoma that gathers, compresses, treats and processes natural gas from the Anadarko Basin. The Elk City system also includes the Elk City processing plant and one treating facility. The Elk City system is connected, either directly or indirectly, to six major interstate and intrastate natural gas pipelines providing access to natural gas markets throughout the United States. The Elk City system has a processing capacity of approximately 130 million cubic feet per day (MMcf/d).

B - SIGNIFICANT ACCOUNTING POLICIES

     1.   Basis of Presentation

     Financial statements are presented for the year ended August 31, 2004 and for the eleven months ended August 31, 2003.

     The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.

     2.   Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

     Some of the other more significant estimates made by management include, but are not limited to the useful lives for depreciation and amortization and general business reserves. Actual results could differ from those estimates.

     3.   Cash

     La Grange provides cash to the Company for working capital and capital expenditures. Cash transfers are recorded through related party receivables and payables. Cash receipts of the Company are immediately transferred to La Grange to reduce the intercompany balance with La Grange.

     4.   Accounts Receivable

     Elk City deals with counter parties that are typically either investment grade (Standard & Poors BBB or higher) or are otherwise secured with a letter of credit or other form of security (corporate guaranty or prepayment). Management reviews accounts receivable balances each week. Credit limits are assigned and monitored for all counter parties. The majority of payments are due on the 25th of the month following delivery.

     Management closely monitors credit exposure for potential doubtful accounts. Management believes that an occurrence of bad debt is unlikely; therefore, an allowance for doubtful accounts was not deemed necessary at August 31, 2004 and 2003, respectively. Bad debt expense is recognized at the time an

                          ETC OKLAHOMA PIPELINE, LTD.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                         As of August 31, 2004 and 2003
                         (Dollar amounts in thousands)

B - SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     account is deemed uncollectible. An account receivable will be written off in the event a counter party files for bankruptcy protection or the account is turned over for collection and the collector deems the account uncollectible. No bad debt expense was recorded during the year ended August 31, 2004 or the eleven months ended August 31, 2003.

     5.   Materials and Supplies

     Materials and supplies are stated at the lower of cost (determined on a first-in, first-out basis) or market value.

     6.   Inventories and Exchanges

     Inventories and exchanges consist of natural gas liquids (NGLs) on hand or natural gas and NGL delivery imbalances with others and are presented net by customer/supplier. These amounts turn over monthly and management believes the cost approximates market value. Accordingly, these volumes are valued at market prices.

     7.   Property, Plant and Equipment

     Pipeline, property, plant, and equipment are stated at cost less accumulated depreciation. The cost of property additions includes labor and materials, applicable overhead and payroll-related costs. Additions and improvements that add to the productive capacity or extend the useful life of the asset are capitalized. Expenditures for maintenance and repairs that do not add capacity or extend the useful life are charged to expense as incurred. Upon disposition or retirement of pipeline components or gas plant components, any gain or loss is recorded to accumulated depreciation. When entire pipeline systems, gas plants or other property and equipment are retired or sold, any gain or loss is included in operations.

     Depreciation of the gathering pipeline systems, gas plants, and processing equipment is provided using the straight-line method based on an estimated useful life of primarily 20 years.

     8.   Federal and State Income Taxes

     The Company is organized under the provisions of the Texas Revised Limited Partnership Act. Accordingly, taxable income or loss, which may vary substantially from the net income or loss reported for financial reporting purposes is generally included in the federal and state income tax returns of each partner.

     9.   Revenue Recognition

     Revenue for sales of natural gas and NGLs is recognized upon delivery. Service revenues, including transportation, treating, compression and gas processing, are recognized at the time service is performed. Elk City contracts consist primarily of transportation contracts and keep-whole arrangements. Under transportation contracts, the Company receives a fee for transporting gas through its system. The revenue earned from transportation contracts is directly related to volume of natural gas transported through the system and is not directly dependent on commodity prices. Under keep-whole arrangements, the Company gathers natural gas from the producer, processes the natural gas and sells the resulting NGLs at market prices to an affiliated company.

     10.  Shipping and Handling Costs

     In accordance with the Emerging Issues Task Force Issue 00-10, "Accounting for Shipping and Handling Fees and Costs," the Company classified fees deducted from payments to producers for compression and treating of gas as revenue.

                          ETC OKLAHOMA PIPELINE, LTD.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                         As of August 31, 2004 and 2003
                         (Dollar amounts in thousands)

B - SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     11.  Asset Retirement Obligation

     The Company accounts for its asset retirement obligations in accordance with Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS No. 143). SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation for the retirement of tangible long-lived assets, typically at the time the assets are placed into service. A corresponding asset is also recorded and depreciated over the life of the asset. After the initial measurement, any changes in the amount of the liability resulting from the passage of time and revisions to either the timing or amount of estimated cash flows would be recognized prospectively.

     The Company has determined that it is obligated by contractual requirements to remove facilities or perform other remediation upon retirement of certain of its assets. Determination of the amounts to be recognized is based upon numerous estimates and assumptions, including expected settlement dates, future retirement costs, future inflation rates and the credit-adjusted risk-free interest rates. However, the Company is not able to reasonably determine the fair value of the asset retirement obligations as of August 31, 2004, because the settlement dates are indeterminable. An asset retirement obligation will be recorded in the periods the settlement dates can reasonably determined.

     12.  Impairment of Long-lived Assets

     Long-lived assets, including property, plant and equipments are reviewed for impairment whenever facts and circumstances indicate impairment may be present. When impairment indicators are present, the Company evaluates whether the assets in question are able to generate sufficient cash flows to recover their carrying value on an undiscounted basis. If an asset is deemed to be impaired, the amount of impairment is determined as the amount by which the net carrying value exceeds discounted estimated net cash flows.

C - ACQUISITION

     In October 2002, La Grange purchased certain operating assets from Aquila, primarily consisting of natural gas gathering, treating and processing assets in Texas and Oklahoma, for $264 million in cash. At the closing of the acquisition, approximately $33 million of the purchase price was allocated to the Elk City assets based on the relative fair value of all assets acquired.

   The assets acquired and purchase price allocation were as follows:

                                                                     ELK CITY ASSETS
                                                                     ---------------
    Materials and supplies .......................................       $    63
    Property, plant and equipment ................................        33,070
    Accrued expenses .............................................          (260)
                                                                         -------
                                                                         $32,873
                                                                         =======

                          ETC OKLAHOMA PIPELINE, LTD.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                         As of August 31, 2004 and 2003
                         (Dollar amounts in thousands)

D - PROPERTY, PLANT AND EQUIPMENT


     Property, plant and equipment, at cost, consisted of the following:

                                                                                             ESTIMATED      BALANCE AT   BALANCE AT
                                                                                               USEFUL       AUGUST 31,   AUGUST 31,
                                                                                           LIVES (YEARS)       2004         2003
                                                                                           -------------    ----------   ----------
    Midstream pipelines and equipment..................................................          20          $45,445       $36,574
    Midstream right of way.............................................................          20              903           103
    Linepack...........................................................................         N/A               48            48
    Construction in progress...........................................................         N/A              901         3,443
    Other..............................................................................           5              195           137
                                                                                                             -------       -------
    Total..............................................................................                       47,492        40,305
    Accumulated depreciation and amortization..........................................                       (3,938)       (1,589)
                                                                                                             -------       -------
    Property, plant and equipment, net.................................................                      $43,554       $38,716
                                                                                                             =======       =======


E - RELATED PARTY TRANSACTIONS

     The Company entered into various types of transactions with La Grange, or its subsidiaries, for the year ended August 31, 2004 and eleven months ended August 31, 2003. The Company sold the majority of natural gas gathered and NGLs produced by the Company to La Grange or its subsidiaries. La Grange purchased the gas and NGLs at an index based price. Additionally, the Company reimbursed La Grange for certain employees who provided services to the Company and for other costs (primarily general and administrative expense) related to the Company's operations. La Grange also provided working capital necessary for the operations of the Company.

     The following table summarizes transactions for the periods presented:

                                                                       ELEVEN MONTHS
                                                          YEAR ENDED       ENDED
                                                          AUGUST 31,     AUGUST 31,
                                                             2004           2003
                                                          ----------   -------------
    Natural gas sales to affiliated companies ........     $77,169        $ 60,380
    NGLs sales to affiliated companies ...............      46,151          24,454
    Compression services from affiliated company .....          91              --
    Allocated costs from affiliated companies ........       2,663           2,887
    Working capital from affiliated companies ........      (3,185)        (11,168)
    Transfers of property, plant and equipment from
      affiliated companies ...........................       2,288          32,873


     The related party receivable due from La Grange was $22,305 and $7,121 at August 31, 2004 and August 31, 2003, respectively.

F - MAJOR CUSTOMERS AND SUPPLIERS

     The Company sold 91.1% and 91.8% of natural gas and NGLs produced to ETC Marketing, Ltd., a subsidiary of La Grange, for the year ended August 31, 2004 and for the eleven months ended August 31, 2003, respectively.

                          ETC OKLAHOMA PIPELINE, LTD.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                         As of August 31, 2004 and 2003
                         (Dollar amounts in thousands)

F - MAJOR CUSTOMERS AND SUPPLIERS -- (CONTINUED)

     For the year ended August 31, 2004 and the eleven months ended August 31, 2003, the Company had gross purchases as a percentage of cost of sales from nonaffiliated major suppliers as follows:

                                                                       ELEVEN MONTHS
                                                          YEAR ENDED       ENDED
                                                          AUGUST 31,     AUGUST 31,
                                                             2004           2003
                                                          ----------   -------------
    St. Mary Operating Company .......................       22.8%          14.1%
    Samson Resources Company .........................       18.2%          23.4%
    Stephens Production Company ......................       12.8%           8.8%


     Management believes that the diversification of suppliers is sufficient to enable the Company to purchase all of its supply needs at market prices without a material disruption of operations if supplies are interrupted from any of the Company's existing sources. Although no assurances can be given that supplies will be readily available in the future, we expect a sufficient supply to continue to be available.

G - RETIREMENT AND BENEFITS
     La Grange has a defined contribution plan for virtually all employees with discretionary matching. Pursuant to the plan, employees of the Company can defer a portion of their compensation and contribute it to a deferred account. La Grange did not elect to match contributions to this plan during the year ended August 31, 2004 and the eleven months ended August 31, 2003. Therefore, no expense related to the plan is recorded in the accompanying financial statements.

H - COMMITMENTS AND CONTINGENCIES

     1.   Lease Obligations

     The Company has operating leases for compressors under noncancelable agreements. Future annual minimum lease payments for each of the next five years and thereafter as of August 31, 2004 are as follows:

    Year ending August 31:
    2005 ..................................................................   $  522
    2006 ..................................................................      522
    2007 ..................................................................      522
    2008 ..................................................................      522
    2009 ..................................................................      500
    After 2009 ............................................................       72
                                                                              ------
                                                                              $2,660
                                                                              ======


     Rental expense relating to operating leases was $675 and $555 for the year ended August 31, 2004 and eleven months ended August 31, 2003, respectively.

     2.   Litigation

     The Company is involved in various lawsuits, claims and regulatory proceedings incidental to its business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the Company's financial position or results of operations.

                          ETC OKLAHOMA PIPELINE, LTD.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                         As of August 31, 2004 and 2003
                         (Dollar amounts in thousands)

H - COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

     3.   Environmental

     The Company's operations are subject to extensive federal, state and local environmental laws and regulations that require expenditures for remediation at operating facilities and waste disposal sites. Although the Company believes its operations are in substantial compliance with applicable environmental laws and regulations, risks of additional costs and liabilities are inherent in the natural gas pipeline and processing business, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations, could result in substantial costs and liabilities. Accordingly, the Company has adopted policies, practices, and procedures in the areas of pollution control, product safety, occupational health, and the handling, storage, use, and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability, which could result from such events. However, some risk of environmental or other damage is inherent in the natural gas pipeline and processing business, as it is with other entities engaged in similar businesses.

     In conjunction with the acquisition of the Texas and Oklahoma natural gas gathering and gas processing assets from Aquila, Aquila, Inc. agreed to indemnify La Grange Acquisition, L.P. for any environmental liabilities from those operations prior to October 1, 2002.

     Environmental exposures and liabilities are difficult to assess and estimate due to unknown factors such as the magnitude of possible contamination, the timing and extent of remediation, the determination of the Company's liability in proportion to other parties, improvements in cleanup technologies and the extent to which environmental laws and regulations may change in the future. Although environmental costs may have a significant impact on the results of operations for any single period, the Company believes that such costs will not have a material adverse effect on its financial position. Elk City did not accrue for environmental liabilities as of August 31, 2004 or 2003.

I - SUBSEQUENT EVENT

     On April 14, 2005, Elk City's parent company completed the sale of the Company to Atlas Pipeline Partners, L.P. for $190 million in cash, subject to certain adjustments as defined in the purchase and sale agreement.

                          ETC OKLAHOMA PIPELINE, LTD.
                                 BALANCE SHEET

                               February 28, 2005
                                   (Unaudited)

                                 (In thousands)


                                ASSETS
                                ------

CURRENT ASSETS:
 Cash ................................................................  $    --
 Receivables--
   Trade .............................................................    2,294
   Related parties ...................................................   27,671
   Exchanges .........................................................      716
 Materials and supplies ..............................................       63
 Other current assets ................................................      497
                                                                        -------
    Total current assets .............................................   31,241

PROPERTY, PLANT AND EQUIPMENT ........................................   50,004
ACCUMULATED DEPRECIATION .............................................   (5,243)
                                                                        -------
PROPERTY, PLANT AND EQUIPMENT, net ...................................   44,761
                                                                        -------
    Total assets .....................................................  $76,002
                                                                        =======

                  LIABILITIES AND PARTNERS' CAPITAL
                  ---------------------------------

CURRENT LIABILITIES:
 Payables--
   Trade .............................................................  $23,206
   Exchanges .........................................................      209
 Accrued expenses ....................................................      162
                                                                        -------
    Total current liabilities ........................................   23,577

Commitments and contingencies (See note D)

PARTNERS' CAPITAL:
 Limited partner .....................................................   52,373
 General partner .....................................................       52
                                                                        -------
    Total partners' capital ..........................................   52,425
                                                                        -------
    Total liabilities and partners' capital ..........................  $76,002
                                                                        =======



    The accompanying notes are an integral part of this financial statement.

                          ETC OKLAHOMA PIPELINE, LTD.
                               INCOME STATEMENTS
                                   (Unaudited)

                                 (In thousands)


                                           SIX MONTHS ENDED     SIX MONTHS ENDED
                                           FEBRUARY 28, 2005   FEBRUARY 29, 2004
                                           -----------------   -----------------
                                              (UNAUDITED)         (UNAUDITED)
OPERATING REVENUES:
 Third party ..........................         $ 6,841             $ 5,138
 Related party ........................          77,355              54,789
                                                -------             -------
   Total revenues......................          84,196              59,927

COSTS AND EXPENSES:
Cost of products sold .................          74,330              52,757
Operating .............................           2,624               2,297
General and administrative ............           1,437               1,331
Depreciation and amortization .........           1,236               1,076
                                                -------             -------
   Total costs and expenses............          79,627              57,461
                                                -------             -------

NET INCOME ............................         $ 4,569             $ 2,466
                                                =======             =======



   The accompanying notes are an integral part of these financial statements.

                          ETC OKLAHOMA PIPELINE, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                 (In thousands)


                                           SIX MONTHS ENDED     SIX MONTHS ENDED
                                           FEBRUARY 28, 2005   FEBRUARY 29, 2004
                                           -----------------   -----------------
                                              (UNAUDITED)         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ...........................        $  4,569             $  2,466
 Adjustments to reconcile net income
  to net cash provided by
   operating activities--
   Depreciation and amortization.......           1,236                1,076
   Loss on disposal of assets..........              --                    3
   Changes in operating assets and
  liabilities--
    Receivables .......................          (1,024)                (521)
    Related party receivables .........         (12,560)             (21,586)
    Other current assets ..............            (497)                  47
    Payables ..........................           3,402               11,764
    Accrued expenses ..................            (415)                (402)
                                               --------             --------
     Net cash used in operating
       activities......................          (5,289)              (7,153)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property, plant and
  equipment............................          (1,905)              (2,545)
 Proceeds from sale of assets .........              --                   72
                                               --------             --------
     Net cash used in investing
       activities......................          (1,905)              (2,473)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Working capital from parent ..........           7,194                9,626
                                               --------             --------

 Net change in cash ...................              --                   --
 Cash beginning of year ...............              --                   --
                                               --------             --------
 Cash end of year .....................        $     --             $     --
                                               ========             ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
 Non-cash asset contribution ..........        $    538             $  2,288
                                               ========             ========
 Cash paid for interest ...............        $     --             $     --
                                               ========             ========
 Cash paid for income taxes ...........        $     --             $     --
                                               ========             ========




   The accompanying notes are an integral part of these financial statements.

                          ETC OKLAHOMA PIPELINE, LTD.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                       Six months ended February 28, 2005


A - ORGANIZATION AND BUSINESS

     ETC Oklahoma Pipeline, Ltd. (Elk City or the Company) is a Texas limited partnership. LG PL, LLC, a wholly-owned subsidiary of La Grange Acquisition, L.P. (La Grange) owns a 0.1% general partner interest and La Grange Acquisition, L.P. owns a 99.9% limited partner interest. Elk City owns a natural gas gathering pipeline system and gas processing plant in Oklahoma. These assets are referred to herein as "the Elk City system."

     The Elk City system is a 318-mile gathering system located in western Oklahoma that gathers, compresses, treats and processes natural gas from the Anadarko Basin. The Elk City system also includes the Elk City processing plant and one treating facility. The Elk City system is connected, either directly or indirectly, to six major interstate and intrastate natural gas pipelines providing access to natural gas markets throughout the United States. The Elk City system has a processing capacity of approximately 130 million cubic feet per day (MMcf/d).

B - SIGNIFICANT ACCOUNTING POLICIES

     1.   Basis of Presentation

     The interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP") and on the same basis as the audited financial statements for the year ended August 31, 2004. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with US GAAP have been omitted pursuant to the rules and regulations of the SEC. Because the interim financial statements do not include all of the information and footnotes required by US GAAP, they should be read in conjunction with the audited financial statements and related notes for the year ended August 31, 2004. The results of operations for an interim period may not give a true indication of results for a full year. There are no other components of comprehensive income other than net income.

     2.   Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The natural gas industry conducts its business by processing actual transactions at the end of the month following the month of delivery. Consequently, the most current month's financial results are estimated using volume estimates and market prices. Any difference between estimated results and actual results are recognized in the following month's financial statements. Management believes that the operating results estimated for the six months ending February 28, 2005 and February 29, 2004 represent the actual results in all material respects.

     Some of the other more significant estimates made by management include, but are not limited to the useful lives for depreciation and amortization, and general business reserves. Actual results could differ from those estimates.

     3.   Cash

     La Grange provides cash to the Company for working capital and capital expenditures. Cash transfers are recorded through related party receivables and payables. Cash receipts of the Company are immediately transferred to La Grange to reduce the intercompany balance with La Grange.

                          ETC OKLAHOMA PIPELINE, LTD.
             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

                       Six months ended February 28, 2005


B - SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     4.   Accounts Receivable

     Elk City deals with counter parties that are typically either investment grade (Standard & Poors BBB or higher) or are otherwise secured with a letter of credit or other form of security (corporate guaranty or prepayment). Management reviews accounts receivable balances each week. Credit limits are assigned and monitored for all counter parties. The majority of payments are due on the 25th of the month following delivery.

     Management closely monitors credit exposure for potential doubtful accounts. Management believes that an occurrence of bad debt is unlikely; therefore, an allowance for doubtful accounts was not deemed necessary at February 28, 2005. Bad debt expense is recognized at the time an account is deemed uncollectible. An account receivable will be written off in the event a counter party files for bankruptcy protection or the account is turned over for collection and the collector deems the account uncollectible. No bad debt expense was recorded during the six months ended February 28, 2005 or six months ended February 29, 2004.

C - RELATED PARTY TRANSACTIONS

     The Company entered into various types of transactions with La Grange, or its subsidiaries for the six months ended February 28, 2005 and February 29, 2004.

     The following table summarized transactions for the six month periods February 28, 2005 and February 29, 2004:

                                                                   2005      2004
                                                                 -------    -------
   Natural gas sales to affiliated companies .................   $47,886    $33,957
   NGLs sales to affiliated companies ........................    29,469     20,832
   Compression services from affiliated company ..............       207         --
   Allocated costs from affiliated companies .................     1,437      1,329
   Working capital to (from) related companies ...............     4,009     (1,542)
   Transfer of property, plant and equipment from related
    parties ..................................................       539      2,288


   The related party receivable due from La Grange was $27,671 as of February 28, 2005.

D - COMMITMENTS AND CONTINGENCIES

     1. Litigation

     The Company is involved in various lawsuits, claims and regulatory proceedings incidental to its business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the Company's financial position or results of operations.

     2. Environmental

     The Company's operations are subject to extensive federal, state and local environmental laws and regulations that require expenditures for remediation at operating facilities and waste disposal sites. Although the Company believes its operations are in substantial compliance with applicable environmental laws and regulations, risks of additional costs and liabilities are inherent in the natural gas pipeline and processing business, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property

                          ETC OKLAHOMA PIPELINE, LTD.
             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

                       Six months ended February 28, 2005


D - COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

     or persons resulting from the operations, could result in substantial costs and liabilities. Accordingly, the Company has adopted policies, practices, and procedures in the areas of pollution control, product safety, occupational health, and the handling, storage, use, and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability, which could result from such events. However, some risk of environmental or other damage is inherent in the natural gas pipeline and processing business, as it is with other entities engaged in similar businesses.

     In conjunction with the acquisition of the Texas and Oklahoma natural gas gathering and gas processing assets from Aquila, Aquila, Inc. agreed to indemnify La Grange Acquisition, L.P. for any environmental liabilities from those operations prior to October 1, 2002.

     Environmental exposures and liabilities are difficult to assess and estimate due to unknown factors such as the magnitude of possible contamination, the timing and extent of remediation, the determination of the Company's liability in proportion to other parties, improvements in cleanup technologies and the extent to which environmental laws and regulations may change in the future. Although environmental costs may have a significant impact on the results of operations for any single period, the Company believes that such costs will not have a material adverse effect on its financial position. Elk City did not accrue for environmental liabilities as of February 28, 2005.

E - SUBSEQUENT EVENT

     On April 14, 2005, Elk City's parent company completed the sale of the Company to Atlas Pipeline Partners, L.P. for $190 million in cash, subject to certain adjustments as defined in the purchase and sale agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





Board of Directors and
Atlas Pipeline Partners, L.P.

   We have audited the accompanying statements of income and changes in parent's equity and cash flows of the Elk City System (a division of the Aquila Gas Pipeline Corporation), for the year ended September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of the Elk City System of Aquila Gas Pipeline Corporation for the year ended September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.









/s/ Grant Thornton LLP
Cleveland, Ohio
April 25, 2005

                              THE ELK CITY SYSTEM
         STATEMENT OF INCOME AND CHANGES IN PARENT'S EQUITY IN DIVISION

                     For the year ended September 30, 2002
                                 (In thousands)


OPERATING REVENUES:

 Third party ........................................................   $  5,599
 Related party ......................................................     46,643
                                                                        --------
   Total revenues ...................................................     52,242
COSTS AND EXPENSES:
 Cost of products sold ..............................................     41,610
 Operating ..........................................................      3,881
 General and administrative .........................................      1,389
 Depreciation and amortization ......................................      3,811
 Asset impairment ...................................................     12,850
                                                                        --------
   Total costs and expenses .........................................     63,541
                                                                        --------

LOSS FROM OPERATIONS ................................................    (11,299)

OTHER INCOME:
 Gain on disposal of assets .........................................         14
                                                                        --------

LOSS BEFORE INCOME TAXES ............................................    (11,285)

INCOME TAX BENEFIT ..................................................     (4,439)
                                                                        --------

NET LOSS ............................................................     (6,846)
                                                                        --------

Parent's beginning equity in division ...............................     11,763
                                                                        --------
Parent's ending equity in division ..................................   $  4,917
                                                                        ========



    The accompanying notes are an integral part of this financial statement.

                              THE ELK CITY SYSTEM
                            STATEMENT OF CASH FLOWS

                     For the year ended September 30, 2002
                                 (In thousands)


CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss ............................................................   $(6,846)
 Adjustments to reconcile net loss to net cash provided by operating activities--
   Depreciation and amortization .....................................     3,811
   Asset impairment ..................................................    12,850
   Deferred income taxes .............................................    (4,864)
   Other, net ........................................................       (15)
   Changes in operating assets and liabilities--
    Receivables ......................................................    (1,726)
    Materials and supplies ...........................................       148
    Other current assets .............................................       (34)
    Payables .........................................................       942
    Related party payables ...........................................     5,167
    Accrued expenses .................................................        49
    Income taxes payable .............................................       425
                                                                         -------
     Net cash provided by operating activities .......................     9,907
                                                                         -------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property, plant and equipment ..........................    (5,045)
 Proceeds from sale of assets ........................................       115
                                                                         -------
     Net cash used in investing activities ...........................    (4,930)
                                                                         -------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Working capital from parent .........................................    (4,977)
                                                                         -------
     Net cash used in financing activities ...........................    (4,977)
                                                                         -------

 Net change in cash and cash equivalents .............................        --
 Cash and cash equivalents, beginning of year ........................        --
                                                                         -------
 Cash and cash equivalents, end of year ..............................   $    --
                                                                         =======


    The accompanying notes are an integral part of this financial statement.

                              THE ELK CITY SYSTEM
                    NOTES TO CARVE-OUT FINANCIAL STATEMENTS

                         Year ended September 30, 2002
                         (Dollar amounts in thousands)

A - ORGANIZATION AND BUSINESS

     Aquila Gas Processing Corporation (AGP), a Delaware Corporation and a wholly-owned subsidiary of Aquila Gas Pipeline Corporation (Aquila), owned the Elk City natural gas gathering pipeline system and gas processing plant in Oklahoma. Collectively, those assets are referred to herein as the Elk City System. The Elk City System is considered a business as defined in the rules and regulations of the U.S. Securities and Exchange Commission and is sometimes referred to herein as the "Company".

     The Elk City system, a 318-mile gathering system located in western Oklahoma, gathers, compresses, treats and processes natural gas from the Anadarko Basin. The Elk City System also includes the Elk City processing plant and one treating facility. The Elk City System is connected, either directly or indirectly, to six major interstate and intrastate natural gas pipelines providing access to natural gas markets throughout the United States. The Elk City System has a processing capacity of approximately 130 million cubic feet per day (MMcf/d).

B - SIGNIFICANT ACCOUNTING POLICIES

     1. Basis of Presentation

     The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. The accompanying financial statements present the operations and cash flows of the Elk City System on a carve-out basis. Accordingly, the carve-out financial statements reflect a reasonable allocation of the costs historically incurred by AGP.

     2. Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

     Significant estimates made by management include, but are not limited to the useful lives for depreciation and amortization, and general business reserves. Actual results could differ from those estimates.

     3. Impairment of Long-lived Assets

     The Company evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of long-lived assets would be considered impaired when the projected undiscounted cash flows are less than carrying value. In that event, a loss would be recognized based on the amount by which the carrying value exceeds the fair value. Fair value is determined primarily by available market valuations, or, if applicable, discounted cash flows.

     As a result of the sale to La Grange (See Note H), the Company recorded an impairment of $12,850 for the year ended on September 30, 2002, to write down the Elk City assets to their net realizable value.

     4. Revenue Recognition

     Revenue for sales of natural gas and natural gas liquids (NGLs) is recognized upon delivery. Service revenues, including transportation, treating, compression and gas processing, are recognized at the time service is performed. Elk City System contracts consist primarily of transportation contracts and keep-whole arrangements. Under transportation contracts, the Company receives a fee for transporting gas through its system. The revenue earned from transportation contracts is directly related to volume of natural gas transported through the system and is not directly dependent on commodity prices. Under keep-whole arrangements, the Company gathers natural gas from the producer, processing the natural gas and selling the resulting NGLs at market prices to an affiliated company.

                              THE ELK CITY SYSTEM
             NOTES TO CARVE-OUT FINANCIAL STATEMENTS -- (CONTINUED)

                         Year ended September 30, 2002
                         (Dollar amounts in thousands)

B - SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     5. Shipping and Handling Costs

     In accordance with the Emerging Issues Task Force Issue 00-10, "Accounting for Shipping and Handling Fees and Costs," the Company classifies fees deducted from payments to producers for compression and treating of gas as revenue.

     6. Commodity Risk Management

     In 1999, Aquila Gas Pipeline transferred all of its energy trading operations and management thereof to Aquila Energy Market (AEM), a wholly owned subsidiary of Aquila, Inc. AEM enters into forward physical contracts with third parties for the benefit of Aquila and where deemed necessary entered into intercompany financial derivative positions (e.g., swaps, futures and options) with Aquila and other affiliates to assist them in managing their exposures. Thus, Aquila has forward physical contracts with third parties and financial derivative positions with AEM and affiliates. This activity was not pushed down to the carve-out financial statements of Elk City.

     7. Stock Compensation

     Some of the Company's employees received stock options in Aquila. As permitted under accounting principles generally accepted in the United States of America, Aquila elected to account for the options under Accounting Principles Board Opinion No. 25, and because the options strike price was equal to or greater than the fair value at the date of the grant, no compensation expense was recognized for the year ended September 30, 2002. As these were Aquila options, the Company does not have full access to the information necessary to disclose what compensation expense would have been, had Aquila accounted for the options under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, which requires compensation expense be recognized for the fair value of the options at the date of grant. La Grange Acquisition does not have a stock option plan in place for its employees.

     8. Federal and State Income Taxes

     The Elk City System was included in the consolidated federal income tax returns filed by Aquila. Accordingly, all tax balances were ultimately settled through Aquila. The Company had generally accounted for its taxes on a stand-alone or separate return basis (see Note D). Periodically, taxes payable were settled through the intercompany accounts with Aquila and were not funded in cash.

     The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (Statement No. 109). Statement No. 109 requires that deferred tax assets and liabilities be established for the basis differences between the reported amounts of assets and liabilities for financial reporting purposes and income tax purposes.

     9. Asset Retirement Obligation

     The Company accounts for its asset retirement obligations in accordance with Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (SFAS No. 143). SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation for the retirement of tangible long-lived assets, typically at the time the assets are placed into service. A corresponding asset is also recorded and depreciated over the life of the asset. After the initial measurement, any changes in the amount of the liability resulting from the passage of time and revisions to either the timing or amount of estimated cash flows would be recognized prospectively.

     The Company has determined that it is obligated by contractual requirements to remove facilities or perform other remediation upon retirement of certain of our assets. Determination of the amounts to be recognized is based upon numerous estimates and assumptions, including expected settlement dates,

                              THE ELK CITY SYSTEM
             NOTES TO CARVE-OUT FINANCIAL STATEMENTS -- (CONTINUED)

                         Year ended September 30, 2002
                         (Dollar amounts in thousands)

B - SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     future retirement costs, future inflation rates and the credit-adjusted risk-free interest rates. However, the Company is not able to reasonably determine the fair value of the asset retirement obligations as of September 30, 2002, because the settlement dates are indeterminable. An asset retirement obligation will be recorded in the periods in which the settlement dates can reasonably be determined.

C - RELATED PARTY TRANSACTIONS
     The Company entered into various types of transactions with Aquila for the year ended September 30, 2002. The Company sold the majority of natural gas and NGLs produced to Aquila. Additionally, the Company reimbursed Aquila for certain employees who provided services to the Company and for other costs (primarily general and administrative expense) related to the Company's operations. Aquila also provided the working capital necessary for the operations of the Company.

     The following table summarized transactions for the year ended September 30, 2002:

   Natural gas sales to affiliated companies............................    $16,391
   NGLs sales to affiliated companies...................................     30,252
   Allocated costs from affiliated companies............................      1,389
   Working capital to affiliated companies..............................      3,732


D - INCOME TAXES

     A reconciliation between the expected tax computed using the US federal statutory income tax rate and the provision for income taxes is as follows:

                                                                             2002
                                                                           --------
   Statutory federal income tax (35%)..................................    $ (3,950)
   State and local income taxes -- net of federal income tax effect
    (4.3%).............................................................        (489)
                                                                           --------
   Total...............................................................    $(4,439)
                                                                           ========


E - RETIREMENT AND BENEFITS

     For the year ended September 30, 2002, certain Aquila employees received stock options to purchase Aquila's common stock. As permitted under generally accepted accounting principles, Aquila elected to account for the options under Accounting Principles Board Opinion No. 25, and because the options strike price was equal to or greater than the fair value at the date of grant, no compensation expense was recognized. As these were Aquila, Inc. options, the Company does not have full access to the information necessary to disclose what compensation would have been, had Aquila accounted for the options under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", which requires compensation expense be recognized for the fair value of the options at the date of grant. The Company does not have a stock option plan in place for its employees.

     Aquila had a defined contribution plan for virtually all employees. Pursuant to the plan, employees of the Company can defer a portion of their compensation and contribute it to a deferred account. Aquila's matching contribution to the plan for the Company employees was $34 for the year ended September 30, 2002.

     Aquila had a stock contribution plan under which eligible employees received a Company contribution of 3% of their base income in Aquila's common stock. The Company's expense associated with this plan for the Company employees for the year ended September 30, 2002 was $19.

                              THE ELK CITY SYSTEM
             NOTES TO CARVE-OUT FINANCIAL STATEMENTS -- (CONTINUED)

                         Year ended September 30, 2002
                         (Dollar amounts in thousands)

F - COMMITMENTS AND CONTINGENCIES

     1. Litigation

     The Company is involved in various lawsuits, claims and regulatory proceedings incidental to its business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the Company's financial position or results of operations.

     2. Environmental

     The Company's operations are subject to extensive federal, state and local environmental laws and regulations that require expenditures for remediation at operating facilities and waste disposal sites. Although the Company believes its operations are in substantial compliance with applicable environmental laws and regulations, risks of additional costs and liabilities are inherent in the natural gas pipeline and processing business, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations, could result in substantial costs and liabilities. Accordingly, the Company has adopted policies, practices, and procedures in the areas of pollution control, product safety, occupational health, and the handling, storage, use, and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability, which could result from such events. However, some risk of environmental or other damage is inherent in the natural gas pipeline and processing business, as it is with other entities engaged in similar businesses.

     Environmental exposures and liabilities are difficult to assess and estimate due to unknown factors such as the magnitude of possible contamination, the timing and extent of remediation, the determination of the Company's liability in proportion to other parties, improvements in cleanup technologies and the extent to which environmental laws and regulations may change in the future. Although environmental costs may have a significant impact on the results of operations for any single period, the Company believes that such costs will not have a material adverse effect on its financial position. Elk City did not accrue for environmental liabilities as of September 30, 2002.

G - MAJOR CUSTOMERS AND SUPPLIERS

     The Company sold 89.3% of natural gas and NGLs produced to Aquila for the year ended September 30, 2002.

     For the year ended September 30, 2002, the Company had gross purchases as a percentage of cost of sales from nonaffiliated major suppliers as follows:

   St. Mary Operating Company..............................................    19.8%
   Exxon Company, U.S.A....................................................    10.7%


     Management believes that the diversification of suppliers is sufficient to enable the Company to purchase all of its supply needs at market prices without a material disruption of operations if supplies are interrupted from any of the Company's existing sources. Although no assurances can be given that supplies will be readily available in the future, we expect a sufficient supply to continue to be available.

H - SUBSEQUENT EVENT

   In October 2002, La Grange Acquisition, L.P. purchased the Elk City System from Aquila.